As filed with the U.S. Securities and Exchange Commission on July 9, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Viper Energy, Inc.

Viper Energy Partners LLC

New Cobra Pubco, Inc.

(Exact name of registrants as specified in its charter)

Viper Energy, Inc. Viper Energy Partners LLC New Cobra Pubco, Inc.	Delaware Delaware Delaware	46-5001985 35-2486057 39-2596878
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 West Texas Ave., Suite 100

Midland, Texas 79701

(432) 221-7400

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Teresa L. Dick

Executive Vice President, Chief Financial Officer and Assistant Secretary

500 West Texas Ave., Suite 100

Midland, Texas 79701

(432) 221-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven R. Green

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Viper Energy, Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

Viper Energy Partners LLC

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging Growth Company	☐

New Cobra Pubco, Inc.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Viper Energy, Inc.

☐

Viper Energy Partners LLC

☐

New Cobra Pubco, Inc.

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Prospectus

Viper Energy, Inc.

Guarantees of Debt Securities

Viper Energy Partners LLC

Debt Securities

New Cobra Pubco, Inc.

Guarantees of Debt Securities

By this prospectus, we may offer from time to time debt securities in one or more series issued by Viper Energy Partners LLC (the “Issuer”). This prospectus provides you with a general description of the debt securities. Viper Energy, Inc. (“Viper Energy”) will fully and unconditionally guarantee the payment obligations under any series of debt securities offered by this prospectus. Following the consummation of the pending acquisition of Sitio Royalties Corp. (“Sitio” and such acquisition, the “Sitio Acquisition”), as discussed in further detail below in the section entitled “Our Company—Recently Completed and Pending Acquisitions,” the payment obligations under any series of debt securities offered by this prospectus will be jointly and severally fully and unconditionally guaranteed by both Viper Energy and New Cobra Pubco, Inc. (“New Viper,” and together with Viper Energy, the “Guarantors”), as applicable. Unless otherwise stated herein, we refer to our debt securities and the guarantees of our debt securities that may be offered pursuant to this prospectus collectively as the “debt securities.”

This prospectus describes the general terms of the debt securities that may be offered by us by this prospectus and the general manner in which we may offer such debt securities. The specific terms of any debt securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the debt securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all documents incorporated by reference into this prospectus and any applicable prospectus supplement before you invest in the debt securities.

Viper Energy’s Class A common stock is listed on The Nasdaq Global Select Market under the symbol “VNOM.” Upon completion of the Sitio Acquisition, as discussed in further detail below in the section entitled “Our Company—Recently Completed and Pending Acquisitions,” Viper Energy will be renamed and will become a direct wholly owned subsidiary of New Viper, which will be renamed “Viper Energy, Inc.,” and former Viper Energy stockholders and former Sitio stockholders will own stock in New Viper, which is expected to be listed for trading on the Nasdaq Stock Market. Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, Texas 79701, and our telephone number is (432) 221-7400.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

We may sell the debt securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The supplements to this prospectus will specify the names of and arrangements with any underwriters, dealers or agents, as applicable.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 9, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC, as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)), using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any of the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. As permitted by the rules of the SEC, this prospectus does not contain all the information required to be set forth in the registration statement. Each time we offer debt securities covered by this prospectus, to the extent required, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any of the debt securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

References in this prospectus or any prospectus supplement to (i) the “Issuer” refers to Viper Energy Partners LLC, the Company’s operating subsidiary and a Delaware limited liability company, (ii) “Viper Energy” refers to Viper Energy, Inc., a Delaware corporation, (iii) “New Viper” refers to New Cobra Pubco, Inc., a Delaware corporation (which is expected to be renamed as “Viper Energy, Inc.” following the closing of the Sitio Acquisition), (iv) “the Company,” “we,” “our,” “us” or like terms refer to Viper Energy individually and collectively with the Issuer and Viper Energy’s and the Issuer’s subsidiaries and, following the completion of the Sitio Acquisition, will refer to New Viper individually and collectively with the Issuer and New Viper’s and the Issuer’s subsidiaries, in each case, as the context requires, (v) “Diamondback” refers individually to Diamondback Energy, Inc. and collectively to Diamondback Energy, Inc. and its subsidiaries other than the Company, New Viper and the Issuer and their respective subsidiaries, in each case, as the context requires, and (vi) “Diamondback E&P” refers to Diamondback E&P LLC, a wholly owned subsidiary of Diamondback.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which we have mineral and royalty interests, developmental activity by other operators; reserve estimates and our ability to replace or increase reserves; anticipated benefits of the pending Sitio Acquisition or of other strategic transactions (including other acquisitions or divestitures); and plans and objectives of management (including Diamondback’s plans for developing our acreage, our cash dividend policy and repurchases of shares of our Class A common stock and/or senior notes) are forward-looking statements. When used in this prospectus, including documents incorporated by reference, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (including the negative of such terms) as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that the expectations and assumptions reflected in our forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, forward-looking statements are not guarantees of our future performance. In particular, the factors discussed in this prospectus under the heading “Risk Factors” and detailed in Viper Energy’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be supplemented in our subsequent periodic and current reports filed with the SEC, could affect our actual results and cause our actual results to differ materially from expectations, estimates or assumptions expressed, forecasted or implied in such forward-looking statements. Factors that could cause our outcomes to differ materially include (but are not limited to) the following:

•	changes in supply and demand levels for oil, natural gas, and natural gas liquids and the resulting impact on the price for those commodities;

•	the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions;

•	actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic or diplomatic developments;

•	changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates or instability in the financial sector;

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regional supply and demand factors, including delays, curtailment delays or interruptions of production on our mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage;

•	federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;

•	physical and transition risks relating to climate change;

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restrictions on the use of water, including limits on the use of produced water by our operators and new requirements for new Class II produced water well permits recently imposed by the Texas Railroad Commission in an effort to enhance the integrity of the underground disposal of produced water in the Permian Basin;

•	significant declines in prices for oil, natural gas or natural gas liquids, which could require recognition of significant impairment charges;

•	changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions;

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conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development by our operators and environmental and social responsibility projects undertaken by Diamondback and our other operators;

•	changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services impacting our operators;

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changes in safety, health, environmental, tax, and other regulations or requirements impacting us or our operators (including those addressing air emissions, water management or the impact of global climate change);

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security threats, including cybersecurity threats and disruptions to our business and operations from breaches of Diamondback’s information technology systems, or from breaches of information technology systems of our operators or third parties with whom we transact business;

•	lack of, or disruption in, access to adequate and reliable transportation, processing, storage and other facilities impacting our operators;

•	severe weather conditions and natural disasters;

•	acts of war or terrorist acts and the governmental or military response thereto;

•	changes in the financial strength of counterparties to the credit facilities and hedging contracts of the Issuer;

•	changes in our credit rating;

•	risks associated with the pending Sitio Acquisition, including failure to consummate the Sitio Acquisition or realize the anticipated benefits from the Sitio Acquisition;

•	risks associated with our recently completed acquisitions discussed in this prospectus or our filings with the SEC incorporated by reference herein; and

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the other risk factors discussed in this prospectus under the heading “Risk Factors” and in Viper Energy’s most recent Annual Report on Form 10-K incorporated herein by reference, as well as other risks and uncertainties that may be identified in our subsequent filings with the SEC.

The foregoing list of factors should not be construed as exhaustive. In light of these factors, the events anticipated by our forward-looking statements contained herein, or incorporated by reference, may not occur at the time anticipated or at all. Moreover, new risks emerge from time to time. We cannot predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements we may make. Accordingly, you should not place undue reliance on any forward-looking statements made or incorporated by reference into this prospectus. All forward-looking statements speak only as of the date of this prospectus or, if earlier, as of the date they were made. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statements, unless required by applicable law.

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OUR COMPANY

Viper Energy is a publicly traded Delaware corporation focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin. Viper Energy operates in one reportable segment. Viper Energy owns substantially all of its assets and conducts substantially all of its operations through the Issuer. On November 13, 2023, Viper Energy converted its legal status from a Delaware limited partnership into a Delaware corporation. As of the date of this prospectus, New Viper, is a wholly owned subsidiary of Viper Energy and was formed on June 2, 2025, for the purpose of engaging in the Sitio Acquisition.

Viper Energy’s Class A common stock is listed on The Nasdaq Global Select Market under the symbol “VNOM.” Upon completion of the Sitio Acquisition, as discussed in further detail below in the section entitled “—Recently Completed and Pending Acquisitions,” Viper Energy will become a direct wholly owned subsidiary of New Viper, which will be renamed “Viper Energy, Inc.,” and former Viper Energy stockholders and former Sitio stockholders will own stock in New Viper, which is expected to be listed for trading on the Nasdaq Stock Market.

Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, Texas 79701 and our telephone number at that address is (432) 221-7400. Our website address is www.viperenergy.com. Information contained on our website does not constitute part of this prospectus.

Recently Completed and Pending Acquisitions

Drop Down Transaction

On January 30, 2025, Viper Energy and the Issuer, as buyer parties, entered into a definitive equity purchase agreement (the “Drop Down Purchase Agreement”) with Endeavor Energy Resources, L.P. (“Seller”) and 1979 Royalties, LP and 1979 Royalties GP, LLC (together, the “Endeavor Subsidiaries”), as seller parties, each of which is a subsidiary of Viper Energy’s parent, Diamondback. The Drop Down Purchase Agreement provided for the acquisition by the Issuer of all of the issued and outstanding equity interests of the Endeavor Subsidiaries under the terms and conditions of such agreement (the “Drop Down”).

On May 1, 2025, Viper Energy and the Issuer completed the Drop Down for total consideration consisting of (i) $1.0 billion in cash and (ii) the issuance to Seller of 69,626,640 units representing limited liability company interests in the Issuer (“OpCo Units”) and an equivalent number of shares of Viper Energy’s Class B common stock, subject to transaction costs and certain customary post-closing adjustments. The OpCo Units and shares of Viper Energy Class B common stock issued at the closing of the Drop Down are exchangeable from time to time for Viper Energy’s Class A common stock (that is, one OpCo Unit and one share of Viper Energy Class B common stock, together, are exchangeable for one share of Viper Energy Class A common stock). The mineral and royalty interests acquired by the Issuer in the Drop Down represent approximately 22,847 net royalty acres in the Permian Basin (the “Endeavor Mineral and Royalty Interests”), approximately 69% of which are currently operated by Diamondback. Viper Energy funded the cash consideration for the Drop Down with proceeds from its previously reported underwritten public offering of shares of Viper Energy Class A common stock completed on February 3, 2025 and borrowings under the Issuer’s revolving credit facility.

Pending Sitio Acquisition

On June 2, 2025, Viper Energy and the Issuer entered into an Agreement and Plan of Merger (the “Sitio Merger Agreement”) with Sitio, Sitio Royalties Operating Partnership, LP, a Delaware limited partnership and a subsidiary of Sitio (“Sitio Opco”), New Viper, Cobra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New Viper (“Viper Merger Sub”), and Scorpion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Viper (“Sitio Merger Sub”).

Pursuant to the terms of the Sitio Merger Agreement, New Viper will acquire Sitio in an all-equity transaction through: (i) the merger of Sitio Merger Sub with and into Sitio, with Sitio continuing as the surviving corporation and a wholly owned subsidiary of New Viper (the “Sitio Pubco Merger”), (ii) the merger of Viper Merger Sub with and into Viper Energy, with Viper Energy continuing as the surviving corporation and a wholly owned subsidiary of New Viper (the “Viper Pubco Merger” and, together with the Sitio Pubco Merger, the “Pubco Mergers”), and (iii) the merger of Sitio Opco with and into the Issuer, with the Issuer continuing as the surviving entity (the “Opco Merger” and, together with the Pubco Mergers, the “Mergers”), in each case on the terms set forth in the Sitio Merger Agreement.

On the terms and subject to the conditions set forth in the Sitio Merger Agreement:

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at the effective time of the Sitio Pubco Merger (the “Sitio Pubco Merger Effective Time”), (A) each share of Sitio’s Class A common stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time will be cancelled and automatically converted into the right to receive 0.4855 fully paid and nonassessable shares of New Viper’s Class A common stock, and (B) each share of Sitio’s Class C common stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time will be automatically cancelled and cease to exist;

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at the effective time of the Viper Pubco Merger (the “Viper Pubco Merger Effective Time”), (A) each share of Viper Energy’s Class A common stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time will be cancelled and automatically converted into one share of New Viper’s Class A common stock and (B) each share of Viper Energy’s Class B common stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time will be automatically cancelled and converted into one share of New Viper’s Class B common stock; and

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following the Pubco Mergers, at the effective time of the Opco Merger (the “Opco Merger Effective Time”), (A) all common units representing limited partnership interests in Sitio Opco (“Sitio Opco Units”) held by Viper Energy, Sitio, New Viper, or any of their wholly owned subsidiaries immediately prior to the Opco Merger Effective Time shall automatically convert into 0.4855 common units representing limited liability company membership interests in the Issuer (the “Viper Opco Units”) and (B) each other Sitio Opco Unit issued and outstanding immediately prior to the Opco Merger Effective Time will be converted into the right to receive (i) 0.4855 Viper Opco Units and (ii) 0.4855 shares of New Viper’s Class B common stock.

As a result of the Mergers and as of the closing of the Mergers (the “Closing”), Viper Energy stockholders immediately prior to the Viper Pubco Merger Effective Time will own approximately 80% of the outstanding shares of New Viper’s common stock, and Sitio stockholders immediately prior to the Sitio Pubco Merger Effective Time will own approximately 20% of the outstanding shares of New Viper’s common stock. Following the Closing, New Viper will operate under the name “Viper Energy, Inc.” and have the same board of directors and executive officers as Viper Energy did prior to the Viper Pubco Merger.

The completion of the Mergers is subject to certain customary mutual conditions, including (i) the receipt of the required approvals from the stockholders of each of Sitio and Viper Energy, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any governmental order or law that makes consummation of the Mergers illegal or otherwise prohibited, (iv) New Viper’s registration statement on Form S-4 having been declared effective by the SEC under the Securities Act, and (v) the shares of New Viper’s Class A common stock issuable in connection with the Mergers having been authorized for listing on the Nasdaq Stock Exchange LLC, subject to official notice of issuance. The obligation of each party to consummate the Mergers is further conditioned upon certain of the parties’ representations and warranties being true and correct (subject to certain materiality exceptions), the absence of a material adverse effect on each party, the parties having performed in all material respects their respective obligations under the Sitio Merger Agreement, and the receipt by each party of certain tax opinions.

On June 2, 2025, following the execution of the Sitio Merger Agreement, Diamondback, Diamondback E&P and Endeavor Energy Resources, L.P., who together hold a majority of the voting power of Viper Energy’s common stock, delivered a written consent approving the Sitio Merger Agreement and the transactions contemplated thereby, which constitutes the requisite approval of the Viper Energy stockholders under the Sitio Merger Agreement.

A copy of the Sitio Merger Agreement is filed as an exhibit to our Current Report on Form 8-K filed on June 4, 2025, which filing is incorporated herein by reference. The foregoing description of the Sitio Acquisition and the Sitio Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sitio Merger Agreement. For more information regarding the Sitio Acquisition, see the Current Report referenced above and any subsequently filed documents that are incorporated herein by reference.

RISK FACTORS

Investment in the debt securities involves certain risks. You should carefully consider the factors disclosed in Part I, Item 1A. Risk Factors in Viper Energy’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025, and other factors discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such Annual Report and in our subsequent filings with the SEC, including those incorporated by reference into this prospectus, before investing in the debt securities. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by us with the SEC after the date of this prospectus before deciding to invest in the debt securities. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. Please read “Cautionary Note Regarding Forward-Looking Statements.”

GUARANTOR DISCLOSURES

Viper Energy will fully and unconditionally guarantee debt securities of the Issuer as described in the section entitled “Description of Debt Securities.” Viper Energy owns substantially all of its assets and conducts substantially all of its operations through the Issuer and the Issuer is consolidated into Viper Energy’s financial statements.

Following the closing of the Sitio Acquisition, as described in the section entitled “Our Company—Recently Completed and Pending Acquisitions,” any series of debt securities offered by this prospectus will be jointly and severally fully and unconditionally guaranteed by both Viper Energy and New Viper, as described in the section entitled “Description of Debt Securities.” Following the closing of the Sitio Acquisition, New Viper will own substantially all of its assets and conduct substantially all of its operations through the Issuer and the Issuer will be consolidated into New Viper’s financial statements.

On January 4, 2021, the SEC’s amendments to Rule 3-10 of Regulation S-X and creation of Rule 13-01 to simplify disclosure requirements related to certain registered debt securities and subsidiary guarantees became effective. Viper Energy, the Issuer and New Viper have filed this prospectus with the SEC registering debt securities of the Issuer, which will be fully and unconditionally guaranteed by Viper Energy and, following the closing of the Sitio Acquisition, by both Viper Energy and New Viper. As a result of the amendments to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent company are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent company’s guarantee is “full and unconditional” and, subject to certain exceptions, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the Issuer have not been presented or included in this prospectus.

Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the Issuer because the assets, liabilities and results of operations of the Issuer are not materially different than the corresponding amounts in Viper Energy’s consolidated financial statements incorporated by reference herein, and management believes that such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, the Issuer intends to use the net proceeds from the sale of the debt securities covered by this prospectus and any applicable prospectus supplement for general corporate purposes, including, without limitation, repaying or refinancing all or a portion of its or any Guarantor’s (or their respective subsidiaries’) existing short-term and long-term debt, making acquisitions of assets, businesses or securities, capital expenditures and for working capital. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.

DESCRIPTION OF DEBT SECURITIES

The debt securities that may be offered by this prospectus consist of notes issued by the Issuer, as well as guarantees or other evidences of indebtedness by Viper Energy and New Viper, as applicable. The Issuer may issue debt securities in one or more series under an indenture (the “Base Indenture”), to be entered into between the Issuer and Computershare Trust Company, National Association, as trustee (the “Trustee”), which Base Indenture may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) that are deemed to be a part of and govern the Base Indenture and any such supplemental indenture (collectively, with the Base Indenture, the “Indenture”). The term “Indenture” shall also include the terms of any particular series or specific debt securities within a series established as contemplated by the Indenture. The form of the Base Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference.

The provisions of the Base Indenture will generally be applicable to all of the debt securities. Selected provisions of the Base Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the person to whom any interest on a debt security will be payable, if other than the registered holder thereof on the regular record date therefor;

•	the date or dates on which the principal of the debt securities will be payable or the method of determination thereof and the amount of principal that will be payable;

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the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or contingent interest, if any, or the formula, method or provision pursuant to which such rate or rates are determined, and the date or dates from which such interest shall accrue or the method of determination thereof;

•	the dates on which interest will be payable and the regular record dates for interest payment dates;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable and the manner in which any payment may be made;

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the Issuer’s option, if any, to redeem or prepay the debt securities, in whole or in part, the period or periods within which, and the price or prices at which, such redemption or prepayment may occur, and the other terms and conditions of any such redemptions or prepayments;

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the Issuer’s obligation, if any, whether pursuant to a sinking fund or otherwise, to redeem, purchase, repurchase or offer to purchase or repurchase, the debt securities, in whole or in part, the period or periods within which, and the price or prices at which, such redemption, purchase or repurchase must occur, and the other terms and conditions of any such redemptions, purchases and repurchases;

•	the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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if the amount of principal of or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

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if other than the currency of the United States of America, the currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest on any debt securities shall be payable, or shall at the election of the Issuer or the holder thereof be payable, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for the purposes of making payment in the currency of the United States of America and determining the outstanding amount of debt securities, and, in the case of an election, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

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if other than the entire principal amount thereof, the portion of the principal amount of any debt securities that will be payable upon acceleration of the maturity of the debt securities pursuant to an event of default;

•

if the principal amount payable at the maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that shall be deemed to be the principal amount of such debt securities as of any such date, including the principal amount thereof that shall be due and payable upon any maturity other than the stated maturity or that shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•

if applicable, that the debt securities, in whole or any specified part, shall not be defeasible, and, if such debt securities may be defeased, in whole or in part, any provisions to permit a pledge of obligations other than U.S. government obligations (or the establishment of other arrangements) to satisfy the requirements for defeasance of such debt securities and, if other than by a board resolution, the manner in which any election by the Issuer to defease such debt securities shall be evidenced;

•

if applicable, that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends that shall be borne by any such global security in lieu of that set forth in the Base Indenture, any addition to, elimination of or other change in the circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of any such global security;

•

any addition to, elimination of or other change in the events of default that apply to any debt securities, any changes in the applicable notice or cure periods (which may be no period), and any change in the right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable, or the automatic acceleration of such principal amount;

•	any addition to, elimination of or other change in the covenants set forth in the Base Indenture that applies to any debt securities;

•

if applicable, that persons other than those specified in the Base Indenture shall have such benefits, rights, remedies and claims with respect to such debt securities, as and to the extent provided for such debt securities;

•

any change in the actions permitted or required to be taken by or on behalf of the holders of any debt securities, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific debt securities rather than or in addition to the holders of all debt securities;

•	any provisions for subordination of any debt securities to other obligations of the Issuer or any guarantor (including other debt securities issued under the Indenture);

•

whether payment of principal of and premium, if any, and interest, if any, on any debt securities shall be without deduction for taxes, assessments or governmental charges paid by holders of such debt securities;

•

if and as applicable, that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositary or depositaries for such global security or global securities and any circumstances other than those set forth in the Base Indenture in which any such global security may be transferred to, and registered and exchanged for debt securities registered in the name of, a person other than the depositary for such global security or a nominee thereof and in which any such transfer may be registered;

•

whether and under what circumstances the Issuer will pay additional amounts on any debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem the debt securities rather than pay such additional amounts;

•

if any debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•

whether any debt securities are to be convertible into or exchangeable for common stock or any other security or property, including, without limitation, securities of another person held by the Issuer or its affiliates, and, if so, the terms thereof;

•

any provisions necessary to permit or facilitate the issuance, payment or conversion of any debt securities that may be converted into securities or other property other than debt securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Issuer or otherwise;

•

whether any debt securities will be guaranteed, and, if so, the terms and conditions of such guarantees, if such terms differ from those set forth in the Base Indenture, and the names of, or the method of determination or identification of, the guarantors, and any deletions from, or modifications or additions to, the provisions of the Base Indenture in connection with the guarantees of the debt securities of the series;

•	if other than the Trustee, the identity of the initial security registrar and any initial paying agent; and

•	any other terms of the debt securities and any guarantees of the debt securities.

The debt securities may have the benefit of guarantees (each, a “guarantee”) by any of the registrants under this registration statement, specified as a “guarantor” (each, a “guarantor”) in the prospectus supplement for the series of such debt securities. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable supplemental indenture.

The Issuer may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.

If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

Unless otherwise indicated in an applicable prospectus supplement:

•	the debt securities will be issued only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof; and

•

payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at the Issuer’s office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Form of Debt Securities

The Issuer will issue each debt security only in registered form, without coupons, unless the Issuer specifies otherwise in the applicable prospectus supplement. In addition, the Issuer will issue each debt security in global (i.e., book-entry) form only, unless the Issuer specifies otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this description mean those who own debt securities registered in their own names, on the books that the Issuer or the Trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which The Depository Trust Company (“DTC”) acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.

Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

The Issuer will make payment of principal of, and interest and premium, if any, on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest and premium, if any, on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

None of the Issuer, Viper Energy, New Viper, any other guarantor, any Trustee nor any of their respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive certificated debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and the Issuer has not appointed another institution to act as depositary within 90 days; or

•	the Issuer notifies the Trustee that it wishes to exchange that global security in whole.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. The Issuer, Viper Energy and New Viper expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above or in the applicable prospectus supplement, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive certificated form and will not be considered the holders of debt securities for any purpose under the Indenture. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indenture.

The Issuer, Viper Energy and New Viper understand that, under existing industry practices, in the event that the Issuer may request any action of holders, or an owner of a beneficial interest in a global debt security desires to take any action that a holder is entitled to take under the debt securities or the Indenture, DTC would authorize the participants holding the relevant beneficial interests to take that action. Additionally, those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States of America through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include underwriters of debt securities offered by this prospectus. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

The Issuer, Viper Energy and New Viper have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. The Issuer, Viper Energy and New Viper believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, Euroclear SA/NV, Euroclear Clearance Systems S.C., Euroclear’s system, Clearstream and Clearstream’s system has been obtained are reliable, but neither the Issuer, Viper Energy, New Viper, any underwriters nor the Trustee takes any responsibility for the accuracy of the information.

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on the following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Certain Covenants

Maintenance of Office or Agency

The Issuer will be required to maintain an office or agency in each place of payment for each series of debt securities, for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, conversion or exchange.

Paying Agents, etc.

If the Issuer acts as its own paying agent with respect to any series of debt securities, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, the Issuer will be required to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sum is paid to such persons or otherwise disposed of as provided in the Indenture and will promptly notify the Trustee in writing of the Issuer’s action or failure to act. If the Issuer has one or more paying agents for any series of debt securities, on each due date of the principal of or any premium or interest on any debt securities of that series, the Issuer will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the Trustee, to promptly notify the Trustee in writing of the Issuer’s action or failure to act. Any money deposited with a paying agent or the Trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed for two years after the principal or any premium or interest has become due and payable may be repaid to the Issuer, subject to applicable escheatment laws, and thereafter the holder of those debt securities may look only to the Issuer for payment thereof.

Issuer Consolidation, Merger, Sale, Conveyance, Transfer or Lease

The Issuer will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to, any person, unless:

(1)

the resulting, surviving or transferee person (the “Successor Company”) will be a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2)

the Successor Company (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the Indenture on the part of the Issuer to be performed or observed and, for each debt security that by its terms provides for conversion, shall have provided for the right to convert such debt security in accordance with its terms;

(3)

immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Issuer or any subsidiary as a result of such transaction as having been incurred by the Issuer or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(4)

the Issuer has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Upon any consolidation of the Issuer with, or merger of the Issuer with or into, or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company on a consolidated basis to, any person, in each case in accordance with the foregoing covenant, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if the Successor Company had been named as the Issuer in the Indenture, and thereafter the predecessor Issuer shall be relieved of all obligations and covenants under the Indenture and the debt securities, except in the case of a lease of all or substantially all of the properties and assets of the Issuer on a consolidated basis, in which case the predecessor Issuer shall not be released from the obligation to pay the principal of, any premium on, and interest on the debt securities.

Events of Default

The following will be events of default under the Indenture with respect to debt securities of a given series (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in any payment of interest on any debt securities of that series when due and payable, continued for 30 days;

(2)

default in the payment of the principal of or premium, if any, on any debt securities of that series when due and payable at its stated maturity, upon optional redemption, upon acceleration or otherwise;

(3)	failure by the Issuer to comply for 180 days after notice as provided below with the covenant related to financial reporting contained in the Indenture;

(4)	failure by the Issuer to comply for 90 days after notice as provided below with its agreements (other than the agreements that are the subjects of clauses (1)-(3) above) contained in the Indenture;

(5)

default under any mortgage, indenture or similar instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Issuer or any guarantor (or the payment of which is guaranteed by the Issuer or any guarantor), other than indebtedness owed to a subsidiary, whether such indebtedness or guarantee now exists upon or is created after the issue date of that series of debt securities, which default:

a.	is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (“payment default”); or

b.	results in the acceleration of such indebtedness prior to its maturity;

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, as applicable, aggregates to $250.0 million or more;

(6)	specified events of bankruptcy, insolvency or reorganization involving the Issuer, Viper Energy or New Viper; and

(7)

any guarantee of the debt securities of that series ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the guarantor denies or disaffirms its obligations under the Indenture or its guarantee of debt securities of that series, in each case unless the guarantee of debt securities of that series has been released pursuant to the terms of the Indenture.

The Trustee will be required to give to the holders of the debt securities of that series notice of all defaults or events of default within 90 days of a responsible officer of the Trustee obtaining actual knowledge thereof, except that other than in the case of a default of the character contemplated in clause (1) or (2) above, the Trustee may withhold notice if and so long as a committee of responsible officers of the Trustee in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.

Notwithstanding the foregoing, default under clause (3) or (4) above will not constitute an event of default with respect to a given series of debt securities until the Trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series notify the Issuer in writing of the default and the Issuer does not cure such default within the applicable time specified in clause (3) or (4) above after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

If an event of default (other than an event of default described in clause (6) above) with respect to the then outstanding debt securities of a series occurs and is continuing, the Trustee by written notice to the Issuer, or holders of at least 25% in principal amount of the then outstanding debt securities of such series by written notice to the Issuer and the Trustee, may, and the Trustee at the request of holders of at least 25% in principal amount of the then outstanding debt securities of that series shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable. Such notice must specify the event of default and state that such notice is a “Notice of Acceleration.” Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest in respect of the debt securities of that series will be due and payable immediately.

In the event of a declaration of acceleration of the debt securities of a series because an event of default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the debt securities of that series shall be automatically annulled if (x) such indebtedness or guarantee is discharged in full (other than customary surviving contingent obligations) or (y) the default triggering such event of default pursuant to clause (5) above shall be remedied or cured by the Issuer or waived by the holders of the relevant indebtedness, in each case within 60 days after the written notice of declaration of acceleration of the debt securities of that series with respect thereto is received by the Issuer and if (1) the annulment of the acceleration of the debt securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing event of default, except nonpayment of principal, premium, if any, or interest on the debt securities that became due solely because of the acceleration of the debt securities of that series, have been cured or waived.

If an event of default described in clause (6) above occurs, the principal of, premium, if any, and accrued interest on the debt securities will become immediately due and payable automatically without any declaration or other action on the part of the Trustee or any holder.

At any time after a declaration of acceleration with respect to the debt securities of a series, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, holders of a majority in principal amount of the outstanding debt securities of that series may by notice to the Issuer, any guarantor of the debt securities of that series and the Trustee (including, without limitation, waivers and consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) waive all past defaults (except with respect to nonpayment of principal, premium, if any, or interest) and rescind any such acceleration with respect to the debt securities of that series and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Subject to the duty of the Trustee to act with the requisite standard of care during an event of default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of any debt securities of any series shall have any right to institute any proceeding with respect to the Indenture unless:

(1)	such holder has previously given the Trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)

holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

(3)	such holders have offered to the Trustee security or indemnity satisfactory to it against any costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5)

no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to debt securities of such series. If an event of default has occurred and is continuing, the Trustee will be required in the exercise of its rights and powers to use the degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The Trustee may, however, refuse to follow any direction that the Trustee determines in good faith would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to security or indemnification satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with any request or direction.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series issued under the Indenture.

Amendment, Supplement and Waivers

Subject to certain exceptions, the Issuer and the Trustee may amend or supplement the Indenture (as it relates to the debt securities of any series and any guarantee) and the debt securities with the consent of the holders of a majority in principal amount of the debt securities affected by such amendment or supplement then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities) and any past default or compliance with any provisions of the Indenture (as it relates to the debt securities of any series and any guarantees) and the debt securities may be waived with the consent of holders of a majority in principal amount of the debt securities affected by such waiver then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities).

In addition, without the consent of any holder, the Issuer and the Trustee may amend or supplement the Indenture as it relates to any series of debt securities (including any guarantee) and the debt securities of any series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	provide for the assumption by a successor entity of the obligations of the Issuer under the Indenture (as it relates to the debt securities) or the debt securities in accordance with the Indenture;

•

provide for or facilitate the issuance of uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code);

•

add guarantees with respect to the debt securities of any series, evidence the release of a guarantor from its guarantee or provide for the assumption by a successor entity of the obligations of a guarantor in accordance with the applicable provisions of the Indenture;

•	secure the debt securities of any series or any guarantee thereof;

•

add covenants of the Issuer or other obligor for the benefit of the holders of all or any series of debt securities under the Indenture (as it relates to such debt securities) or such debt securities, as the case may be, or events of default for the benefit of the holders of all or any series of debt securities or to make other changes that would provide additional rights to the holders of all or any series of debt securities or to surrender any right or power conferred upon the Issuer or other such obligor;

•

make any change that does not adversely affect the legal or contractual rights of any holder of debt securities of a series under the Indenture (as it relates to such debt securities) or such debt securities;

•

evidence and provide for the acceptance of an appointment under the Indenture (as it relates to the debt securities) of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture (as it relates to the debt securities);

•	provide for the issuance of additional debt securities permitted to be issued under the Indenture (as it relates to the debt securities);

•	comply with the rules of any applicable securities depositary; or

•

conform the text of the Indenture (as it relates to the debt securities and any guarantee), the debt securities or any guarantee to any provision of the section of the accompanying base prospectus entitled “Description of Debt Securities” or the section (or comparable section) in any offering memorandum, prospectus or prospectus supplement of the Issuer prepared from time to time with respect to the offer and sale of debt securities of any series entitled “Description of Notes” to the extent that such provision in the “Description of Notes” or the “Description of Debt Securities” was intended to be a verbatim recitation of a provision of the Indenture (as it relates to the debt securities or any guarantee), the debt securities or any guarantee, which intent shall be established by an officer’s certificate (other than to the extent superseded by the “Description of Debt Securities” (or comparable section) in any offering memorandum, prospectus or prospectus supplement of the Company prepared form time to time with respect to the offer and sale of debt securities).

However, without the consent of each holder of an outstanding debt security affected thereby, no amendment, supplement or waiver may (with respect to any debt securities held by any non-consenting holder):

•	reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the stated rate of interest or extend the stated time for payment of interest on any debt security;

•	reduce the principal of or extend the maturity of any debt security;

•

waive a default or event of default in the payment of principal of, premium, if any, or interest on the debt securities (except a rescission of acceleration of any debt securities by holders of a majority in aggregate principal amount of the then outstanding debt securities with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

•

reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may be redeemed, whether through an amendment or waiver of the provisions of the Indenture governing redemption, related definitions or otherwise;

•	make any debt security payable in money other than that stated in the debt security;

•

impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•	modify any guarantee of the debt securities in any manner adverse to the holders of the debt securities; or

•	make any change in the amendment or waiver provisions of the Indenture that require each holder’s consent.

The consent of the holders will not be necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It will be sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender.

Defeasance

The Issuer at any time will be able to terminate all of its and any guarantor’s obligations under the debt securities of any series and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of any series.

The Issuer will be able to at any time terminate its and any guarantor’s obligations to comply with certain covenants described above under “—Certain Covenants” and certain covenants of any outstanding series of debt securities that may be contained in any applicable prospectus supplement, and may omit to comply with such covenants without creating an event of default (“covenant defeasance”). The Issuer will be able to exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

In order to exercise either defeasance option, the Issuer will be required to irrevocably deposit or cause to be deposited in trust (the “defeasance trust”) with the Trustee cash in U.S. dollars, U.S. government obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest and, solely in the case of U.S. government obligations, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, in either case expressed in a written certification thereof delivered to the Trustee (or if such a firm declines or refuses to express such opinion, a certificate from the chief financial officer of the Issuer)) to pay and discharge all principal, premium, if any, and interest on the debt securities of any series not delivered to the trustee for cancellation to redemption or maturity, as the case may be, and will be required to comply with certain other conditions, including, without limitation, delivery to the Trustee of an opinion of counsel (subject to customary assumptions and exclusions) to the effect that holders of such series will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

Upon the effectiveness of a legal defeasance or covenant defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the Indenture in respect of the debt securities of that series, without any action by us, any guarantor or the Trustee, and without the consent of the holders of any debt securities.

Satisfaction and Discharge

The Indenture shall upon request of the Issuer cease to be of further effect with respect to the debt securities of any series and any guarantees of such debt securities (except as to any surviving rights of conversion, registration of transfer or exchange of any such debt security expressly provided for in the Indenture or in the terms of such debt security and as otherwise specified in the Indenture), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to such debt securities, when:

(1)	either:

(A)

all such debt securities theretofore authenticated and delivered (other than (i) debt securities that have been destroyed, lost or wrongfully taken and that have been replaced or paid and (ii) debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)	all such debt securities not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable at their stated maturity within one year, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or a guarantor in the case of (i), (ii) or (iii) of subsection (B) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds solely for the benefit of the holders of the debt securities, cash in U.S. dollars, U.S. government obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest and, solely in the case of U.S. government obligations, as certified in an officer’s certificate from the chief financial officer of the Issuer) to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be;

(2)	the Issuer and the guarantors (if any) have paid or caused to be paid all other sums payable under the Indenture by the Issuer and the guarantors (if any) with respect to such debt securities; and

(3)

the Issuer has delivered to the Trustee an officer’s certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent in the Indenture relating to the satisfaction and discharge of the Indenture with respect to such debt securities have been satisfied.

Notwithstanding the satisfaction and discharge of the Indenture with respect to debt securities of any series, certain obligations of the Issuer and the Trustee listed in the Indenture shall survive such satisfaction and discharge.

Payments

The Issuer will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

The Issuer will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, the Issuer will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

The Issuer will make payments on a debt security in non-global, registered form as follows. The Issuer will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the Trustee’s records as of the close of business on the regular record date. The Issuer will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed).

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, the Issuer will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank located in the contiguous United States of America, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Issuer or any guarantor or any employee or agent of any affiliate of Viper Energy, New Viper or the Issuer who has been seconded to Viper Energy, New Viper, the Issuer or any of their respective subsidiaries, as such, will have any liability for any obligations of the Issuer or any guarantor under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The Indenture will be, and the debt securities (and any guarantees thereof) will be, governed by and construed in accordance with the laws of the State of New York.

Guarantees

The debt securities of any series may be fully and unconditionally guaranteed by any of the registrants under this registration statement. Unless we specify otherwise in the applicable prospectus supplement, the Indenture will provide that the Issuer’s obligations under the debt securities will be fully and unconditionally guaranteed by Viper Energy and, following the closing of the Sitio Acquisition, New Viper. The obligations of Viper Energy and New Viper under any guarantee will be limited to the maximum amount permitted under applicable federal or state law.

A description of some of the terms of guarantees of a series of guaranteed debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest on each debt security of such series, all in accordance with the terms of such debt securities and the Indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the Indenture will contain provisions intended to limit the obligations of each guarantor under its guarantees and the Indenture to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

No guarantor shall consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to any person, in each case in a transaction in which the successor person formed by such consolidation or merger or to which such sale, conveyance, transfer or lease is made is an affiliate of the Issuer (other than the Issuer or a guarantor), unless, in any such case:

(1)

the resulting, surviving or transferee person (the “Successor Guarantor”) shall be a corporation, limited liability company, partnership, trust, or other entity organized and validly existing under the laws of the United States, any State thereof or the District of Columbia;

(2)

the Successor Guarantor (if not the predecessor guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance or observance of every covenant of the Indenture and any guarantees on the part of such guarantor to be performed or observed;

(3)

immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(4)

such guarantor has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the guarantee of the notes of any series will be automatically released and discharged (i) in connection with any covenant defeasance or legal defeasance of such series of debt securities as provided above under the caption “—Defeasance” or upon the satisfaction and discharge of such series of debt securities as provided above under the caption “—Satisfaction and Discharge,” (ii) upon the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture or (iii) upon delivery of an officer’s certificate to the Trustee certifying that such guarantor does not guarantee (or is substantially concurrently being released from its guarantee of) the obligations of the Issuer under any indebtedness for borrowed money and the Revolving Credit Facility (including any release that would be conditioned only on the release or discharge of the guarantee of the debt securities, other indebtedness for borrowed money and/or the Revolving Credit Facility).

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

Regarding the Trustee

The Indenture will provide that there may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee under the Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. Except as provided above under the heading “Payments” or as otherwise provided in the applicable prospectus supplement, all payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee, which is initially the corporate trust office of the Trustee in St. Paul, Minnesota.

The Indenture will not prohibit the Trustee from serving as trustee under any other indenture to which the Issuer, Viper Energy or New Viper may be a party from time to time or from engaging in other transactions with us or such guarantor. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and there is an event of default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

PLAN OF DISTRIBUTION

We may sell the debt securities in and outside the United States of America (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) a combination of any of these methods. The prospectus supplement will set forth the following information:

•	the title of the debt securities to be issued by us;

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the debt securities from us;

•	the net proceeds we will receive from the sale of the debt securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If we use underwriters in the sale of the debt securities, the underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer debt securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the debt securities if they purchase any of them. The underwriters may sell debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the debt securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered debt securities sold for their account may be reclaimed by the syndicate if the offered debt securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the debt securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of debt securities, we may sell the debt securities to them as principals. They may then resell those debt securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the debt securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these debt securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the debt securities directly. In that event, no underwriters or agents would be involved. We may also sell the debt securities through agents we designate from time to time. In addition, we may offer debt securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the debt securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those debt securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of debt securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of any debt securities will develop.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the debt securities offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the debt securities offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.

You can also find our SEC filings on our website at www.viperenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference into this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that Viper Energy has filed with the SEC (except, with respect to any Current Report on Form 8-K, Item 2.02 or Item 7.01 of Form 8-K):

•	Viper Energy’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025;

•	Viper Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025;

•

the information specifically incorporated by reference into Viper Energy’s Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from Viper Energy’s definitive proxy statement on Schedule 14A, filed on April 10, 2025, including any portion of any subsequent reports on Form 8-K filed for the purposes of updating such information; and

•

Viper Energy’s Current Reports on Form 8-K filed with the SEC on January 30, 2025, February  3, 2025, February  20, 2025, April  23, 2025, May 5, 2025 (SEC Film No.  25911152), May  20, 2025, June 4,  2025, June  12, 2025 and June 30, 2025 (other than documents or portions of those documents deemed to be furnished but not filed).

In addition, we incorporate by reference the audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC and MC Tumbleweed Royalty, LLC, acquired by the Issuer on September 3, 2024, and Tumbleweed Royalty IV, LLC from whom the Issuer acquired TWR IV, LLC and TWR IV SellCo, LLC on October 1, 2024, in each case as of and for the year ended December 31, 2023, incorporated by reference into this prospectus in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, which audited financial statements are included as Exhibits 99.2, 99.3 and 99.4, respectively, to Viper Energy’s Current Report on Form 8-K, filed with the SEC on September 11, 2024.

We also incorporate by reference the unaudited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC as of and for the six months ended June 30, 2024 and the unaudited consolidated financial statements of MC Tumbleweed Royalty, LLC as of and for the six months ended June 30, 2024, which are included as Exhibits 99.5 and 99.6, respectively to Viper Energy’s Current Report on Form 8-K, filed with the SEC on September 11, 2024.

In addition, we incorporate by reference the audited statements of revenues and operating expenses for the Endeavor Mineral and Royalty Interests for the years ended December 31, 2024 and December 31, 2023, incorporated by reference into this prospectus from Viper Energy’s Definitive Proxy Statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, which audited statements of revenues and direct operating expenses are included in such filing beginning on page F-1.

Further, we incorporate by reference into this prospectus certain estimates of total proved reserves, future production and income attributable to the Endeavor Mineral and Royalty Interests based upon estimates of such reserves, future production and income as of December 31, 2024 and 2023 prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, incorporated by reference into this prospectus from Viper Energy’s Definitive Proxy Statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, in reliance upon the authority of such firm as experts in these matters, which reserve reports are included in such filing immediately following the statements of revenues and direct operating expenses of the Endeavor Mineral and Royalty Interests.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus or any prospectus supplement, unless otherwise indicated on such Form 8-K.

We will furnish without charge to you, on written or oral request, a copy of any documents incorporated by reference, including any exhibits to such documents. Copies of any of the documents we file with the SEC may be obtained free of charge on our website, the SEC’s website, by contacting Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, Texas 79701 or by calling (432) 221-7400.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities to be offered hereby offered by us will be passed upon by Wachtell, Lipton, Rosen & Katz. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Viper Energy and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference into this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC, MC Tumbleweed Royalty, LLC and Tumbleweed Royalty IV, LLC incorporated by reference into this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited statements of revenues and direct operating expenses attributable to certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties LP and 1979 Royalties GP, LLC (the “Endeavor Mineral and Royalty Interests”) incorporated by reference into this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

Information incorporated by reference into this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper Energy and its subsidiaries is based upon estimates of such reserves, future production and income prepared by Diamondback’s internal reservoir engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference into this prospectus in reliance upon the authority of such firm as experts in these matters.

Information incorporated by reference into this prospectus regarding estimates of total proved reserves, future production and income attributable to the Endeavor Mineral and Royalty Interests is based upon estimates of such reserves, future production and income prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference into this prospectus in reliance upon the authority of such firm as experts in these matters.

The consolidated financial statements of Sitio as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference herein regarding estimated quantities of proved reserves of Sitio and related future net cash flows related to those reserves as of December 31, 2024 is based upon a reserve report audited by independent petroleum engineers, Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

SEC registration fee	(1)
Rating agency fees	(2)
FINRA filing fee	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Printing expenses	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)

In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee with respect to the debt securities that may be offered by the registrants pursuant to this registration statement.

(2)

The additional estimated amounts, if any, of fees and expenses to be incurred in connection with any offering of the debt securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Viper Energy: Limitation of Liability

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director or officer to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability of:

•	a director or officer for any breach of the director’s duty of loyalty to the company or its stockholders;

•	a director or officer for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	a director in respect of certain unlawful dividend payments or stock redemptions or repurchases;

•	a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•	an officer in any action by or in the right of the corporation.

In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of Viper Energy’s certificate of incorporation provides that no director or officer will be personally liable to Viper Energy or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of Viper Energy’s certificate of incorporation is to eliminate Viper Energy’s rights and those of its stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director or officer for breach of the fiduciary duty of care as a director or officer, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision will not limit or eliminate Viper Energy’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s or officer’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors or officers, then, in accordance with Viper Energy’s certificate of incorporation, the liability of Viper Energy’s directors and officers to Viper Energy or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of Viper Energy’s certificate of incorporation limiting or eliminating the liability of directors and officers, whether by its stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent that such amendment or change in law permits Viper Energy to further limit or eliminate the liability of directors and officers on a retrospective basis.

Viper Energy: Indemnification under Certificate of Incorporation and Bylaws

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Viper Energy’s certificate of incorporation provides that Viper Energy will, to the fullest extent authorized or permitted by applicable law, indemnify Viper Energy’s current and former directors and officers, as well as those persons who, while directors or officers of Viper Energy, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to Viper Energy’s certificate of incorporation will be indemnified by Viper Energy in connection with a proceeding initiated by such person only if such proceeding was authorized by Viper Energy’s board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by Viper Energy’s certificate of incorporation is a contract right that includes the right to be paid by Viper Energy the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition; provided, however, that if the DGCL requires, an advancement of expenses incurred by Viper Energy’s officer or director will be made only upon delivery to Viper Energy of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses under Viper Energy’s certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by Viper Energy’s certificate of incorporation may have or hereafter acquire under law, Viper Energy’s certificate of incorporation, Viper Energy’s bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of Viper Energy’s certificate of incorporation affecting indemnification rights, whether by Viper Energy’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent that such amendment or change in law permits Viper Energy to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Viper Energy’s certificate of incorporation also permits Viper Energy, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by Viper Energy’s certificate of incorporation.

Viper Energy’s bylaws, as amended and restated to date, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in Viper Energy’s certificate of incorporation. In addition, Viper Energy’s bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Viper Energy’s bylaws also permit Viper Energy to purchase and maintain insurance, at our expense, to protect Viper Energy and/or any director, officer, employee or agent of Viper Energy or another entity, trust or other enterprise against any expense, liability or loss, whether or not Viper Energy would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of Viper Energy’s bylaws affecting indemnification rights, whether by Viper Energy’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent that such amendment or change in law permits Viper Energy to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Indemnification Agreements with Our Directors and Executive Officers

We have entered into indemnification agreements with each of the individuals who currently serve as our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Issuer LLC Agreement

The Delaware Limited Liability Company Act (the “DLLCA”) permits a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.

The limited liability company agreement of the Issuer (the “Issuer LLC Agreement”) provides that, to the fullest extent permitted by law, the Issuer shall indemnify and hold harmless (i) any member, (ii) any person who is or was an affiliate of such member, (iii) any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any of the Issuer or any of its subsidiaries or any of their respective affiliates, (iv) any person who is or was serving at the request of a managing member or any of its affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another person owing a fiduciary or similar duty to any of the Issuer or any of its subsidiaries (provided that a person shall not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), (v) any person who controls a member and (vi) any person the managing member designates as an indemnitee for purposes of the Issuer LLC Agreement because such person’s service, status or relationship exposes such person to potential claims, demands, actions, suits or proceedings relating to the Issuer’s or its subsidiaries’ business and affairs (each, an “Indemnitee”) to the full extent permitted by law from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to the Issuer LLC Agreement, the Indemnitee acted in bad faith or engaged in willful misconduct or fraud or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

The Issuer LLC Agreement provides that, to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to the Issuer LLC Agreement in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Issuer prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to the Issuer LLC Agreement, the Indemnitee is not entitled to be indemnified upon receipt by the Issuer of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by the Issuer LLC Agreement.

The Issuer LLC Agreement provides that such indemnification shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of outstanding non-managing member interests as set forth in the Issuer LLC Agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

The Issuer LLC Agreement provides that the Issuer may purchase and maintain (or reimburse the managing member or its affiliates for the cost of) insurance, on behalf of the managing member, its affiliates, the Indemnitees and such other persons as the managing member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with the Issuer’s activities or such person’s activities on behalf of the Issuer, regardless of whether the Issuer would have the power to indemnify such person against such liability under the provisions of the Issuer LLC Agreement.

The Issuer LLC Agreement provides that no amendment, modification or repeal of the provisions of the Issuer LLC Agreement affecting indemnification rights shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Issuer nor the obligations of the Issuer to indemnify any such Indemnitee under and in accordance with the provisions of the Issuer LLC Agreement as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

The DLLCA also permits a limited liability company to provide in its limited liability company agreement that a member, manager or other person shall not be liable for breach of contract and breach of duties to the limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by the limited liability company agreement, subject to certain limitations.

The Issuer LLC Agreement provides that, notwithstanding anything to the contrary set forth in the Operating Agreement, any organizational agreement of the Issuer or any of its subsidiaries, or under the DLLCA or any other law, rule or regulation or at equity, no Indemnitee shall be liable for monetary damages or otherwise to the

Issuer, to another member, to any other person who acquires an interest in a membership interest in the Issuer or to any other person bound by the Issuer LLC Agreement, for losses sustained or liabilities incurred, of any kind or character, as a result of its or any of any other Indemnitee’s determinations, act(s) or omission(s) in their capacities as Indemnitees; provided, however, that an Indemnitee shall be liable for losses or liabilities sustained or incurred by the Issuer, the other members, any other persons who acquire an interest in a membership interest in the Issuer or any other person bound by the Issuer LLC Agreement, if it is determined by a final and non-appealable judgment entered by a court of competent jurisdiction that such losses or liabilities were the result of the conduct of that Indemnitee engaged in by it in bad faith or engaged in willful misconduct or fraud, or, with respect to any criminal conduct, with the knowledge that its conduct was unlawful.

The Issuer LLC Agreement provides that any amendment, modification or repeal of the provisions of the Issuer LLC Agreement affecting limitations on liability shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under the Issuer LLC Agreement as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

New Viper

Following the closing of the Sitio Acquisition, New Viper’s certificate of incorporation and bylaws will provide for the same limitations on liability and indemnification as set forth above in the sections entitled “—Viper Energy: Limitation of Liability” and “—Viper Energy: Indemnification under Certificate of Incorporation and Bylaws.”

In addition, New Viper will enter into indemnification agreements with each of the individuals who will serve as its directors and executive officers. These agreements will require New Viper to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to New Viper, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. New Viper also intends to enter into indemnification agreements with future directors and executive officers.

Indemnification Arrangements Under the Sitio Merger Agreement

The Sitio Merger Agreement provides that, for a period of six years following the completion of the Mergers, New Viper and the surviving companies of the Mergers will, jointly and severally, indemnify, defend and hold harmless any person who is, has been, or becomes prior to the completion of the Mergers, a director, officer or employee of Sitio, Viper Energy or any of their respective subsidiaries or who acts as a fiduciary under any Sitio employee benefit plan or Viper employee benefit plan or any of their respective subsidiaries (referred to as an “indemnified person”), against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with any threatened or actual claim, action, audit, demand, suit, proceeding, investigation or other proceeding to which such indemnified person is a party or is otherwise involved based on or arising out of the fact that such person is or was a director, officer or employee of Sitio, Viper Energy or any of their respective subsidiaries, a fiduciary under any employee benefit plan or any of its subsidiaries or is or was serving at the request of Sitio, Viper Energy or any of their respective subsidiaries in a similar capacity of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, as applicable, whether pertaining to any act or omission occurring or existing prior to, at or after the completion of the Mergers and whether asserted or claimed prior to, at or after the completion of the Mergers.

For six years following the completion of the Mergers, New Viper, the surviving corporation in the Sitio Pubco Merger and the surviving company in the Opco Merger will not amend, repeal or otherwise modify any provision in the organizational documents of the surviving companies (or any of their respective subsidiaries) in any manner that would affect adversely the rights thereunder of any indemnified person to indemnification, exculpation and advancement, except to the extent required by applicable law.

New Viper and the surviving companies of the Mergers will indemnify any indemnified person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in the Sitio Merger Agreement, relating to the enforcement of any such indemnified person’s rights with respect to indemnification under the Sitio Merger Agreement or under any charter, bylaw or contract regardless of whether such indemnified person is ultimately determined to be entitled to indemnification thereunder.

In the event that New Viper or any of the surviving companies of the Mergers or any of their respective successors or assignees (i) consolidates or merges with another person and is not the surviving entity or (ii) transfers all or substantially all of its properties and assets to any person, then in such case, proper provisions will be made so that the successors and assigns of New Viper or the surviving companies of the Mergers, as the case may be, will assume the indemnification obligations in the Sitio Merger Agreement. New Viper and the surviving companies of the Mergers will not sell, transfer, distribute or otherwise dispose of any of their assets in a manner that would reasonably be expected to render such entity unable to satisfy its indemnification obligations under the Sitio Merger Agreement.

Other Indemnification Provisions

We may enter into an Underwriting Agreement in connection with a specific offering under which the underwriters will be obligated, under certain circumstances, to indemnify our directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement to be filed as exhibit to our Current Report on Form 8-K in connection with a specific offering.

Item 16.	Exhibits.

The Exhibit Index filed herewith and appearing immediately before the signature page hereto is incorporated by reference in this Item 16, and the exhibits listed therein are filed as a part of this registration statement.

Item 17.	Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

the undersigned registrants hereby undertake that, for the purpose of determining any liability under the Securities Act, each filing of the applicable registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

The following is a list of exhibits filed as a part of this registration statement.

Exhibit Number	Description

1.1#	Form of Underwriting Agreement.

2.1##	Purchase and Sale Agreement, dated as of September 11, 2024, by and among Tumbleweed Royalty IV, LLC, TWR IV Sellco Parent LLC (collectively, as sellers), Viper Energy Partners LLC (as buyer) and Viper Energy, Inc. (as parent) (incorporated by reference to Exhibit 2.1 to the Form 8-K (File 001-36505) filed on September 11, 2024).

2.2##	Equity Purchase Agreement, dated as of January 30, 2025, by and among Endeavor Energy Resources, LP, as seller, 1979 Royalties LP and 1979 Royalties GP, LLC, as companies, Viper Energy Partners LLC, as buyer, and Viper Energy, Inc., as parent (incorporated by reference to Exhibit 2.1 to the Form 8-K (File 001-36505) filed on January 30, 2025).

2.3##	Agreement and Plan of Merger, dated as of June 2, 2025, by and among Viper Energy, Inc., Viper Energy Partners LLC, Sitio Royalties Corp., Sitio Royalties Operating Partnership, LP, New Cobra Pubco, Inc., Cobra Merger Sub, Inc. and Scorpion Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K (File No. 001-36505) filed on June 4, 2025).

3.1	Certificate of Conversion (incorporated by reference to Exhibit 99.2 to the Form 8-K (File No. 001-36505), filed with the SEC on November 2, 2023).

3.2	Certificate of Incorporation of Viper Energy, Inc. (incorporated by reference to Exhibit 99.3 to the Form 8-K (File No. 001-36505), filed with the SEC on November 2, 2023).

3.3	Form of Amended and Restated Certificate of Incorporation of New Cobra Pubco, Inc. (incorporated by reference to Annex B to the Registration Statement on Form S-4 (File No.: 333-288431), filed with the SEC on June 30, 2025).

3.4	Amended and Restated Bylaws of Viper Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K (File No. 001-36505), filed with the SEC on December 9, 2024).

3.5	Form of Amended and Restated Bylaws of New Cobra Pubco, Inc. (incorporated by reference to Annex C to the Registration Statement on Form S-4 (File No.: 333-288431), filed with the SEC on June 30, 2025).

3.6	Third Amended and Restated Limited Liability Company Agreement of Viper Energy Partners LLC, dated as of October 1, 2024 (including the updated Exhibit A as of May 1, 2025) (incorporated by reference to Exhibit 3.1 to the Form 8-K (File 001-36505), filed on May 5, 2025).

4.1*	Form of Indenture.

5.1*	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1*	Consent of Wachtell, Lipton, Rosen & Katz (included on Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP (Viper Energy, Inc.).

23.3*	Consent of Grant Thornton LLP (Tumbleweed-Q Royalty Partners, LLC, MC Tumbleweed Royalty, LLC and Tumbleweed Royalty IV, LLC).

23.4*	Consent of Grant Thornton LLP (certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties, LP and 1979 Royalties GP, LLC).

23.5*	Consent of KPMG LLP (Sitio Royalties Corp.).

E-1

Exhibit Number	Description

23.6*	Consent of Ryder Scott Company, L.P. (Viper Energy, Inc.).

23.7*	Consent of Ryder Scott Company, L.P. (certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties, LP and 1979 Royalties GP, LLC).

23.8*	Consent of Cawley, Gillespie & Associates, Inc. (Sitio Royalties Corp.).

24.1*	Powers of Attorney (included on signature pages hereto).

25.1*	Statement of Eligibility of Trustee (Form T-1).

107*	Calculation of Filing Fee Table.

#	To be filed, if applicable, by a post-effective amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K.
##	Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.
*	Filed herewith.

E-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 9th day of July, 2025.

VIPER ENERGY, INC.

By:	/s/ Kaes Van’t Hof
Kaes Van’t Hof, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kaes Van’t Hof, Austen Gilfillian, Teresa L. Dick and Matt Zmigrosky, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the U.S Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed for the co-registrant Viper Energy, Inc. by the following persons in the capacities indicated on the 9th day of July, 2025.

NAME	TITLE

/s/ Kaes Van’t Hof Kaes Van’t Hof	Chief Executive Officer (principal executive officer) and Director

/s/ Teresa L. Dick Teresa L. Dick	Chief Financial Officer (principal financial and accounting officer)

/s/ Travis D. Stice Travis D. Stice	Director

/s/ Steven E. West Steven E. West	Director

/s/ Laurie H. Argo Laurie H. Argo	Director

NAME	TITLE

/s/ Spencer D. Armour, III Spencer D. Armour, III	Director

/s/ Frank C. Hu Frank C. Hu	Director

/s/ W. Wesley Perry W. Wesley Perry	Director

/s/ James L. Rubin James L. Rubin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 9th day of July, 2025.

VIPER ENERGY PARTNERS LLC

By:	/s/ Kaes Van’t Hof
Kaes Van’t Hof, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kaes Van’t Hof, Austen Gilfillian, Teresa L. Dick and Matt Zmigrosky, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement for the co-registrant Viper Energy Partners LLC has been signed by the following persons in the capacities indicated on the 9th day of July, 2025.

NAME	TITLE

/s/ Kaes Van’t Hof Kaes Van’t Hof	Chief Executive Officer (principal executive officer)

/s/ Teresa L. Dick Teresa L. Dick	Executive Vice President, Chief Financial Officer and Assistant Secretary (principal financial and accounting officer)

NAME	TITLE

VIPER ENERGY, INC.:

/s/ Kaes Van’t Hof Kaes Van’t Hof, Chief Executive Officer	Sole Managing Member of Viper Energy Partners LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 9th day of July, 2025.

NEW COBRA PUBCO, INC.

By:	/s/ Kaes Van’t Hof
Kaes Van’t Hof, Chief Executive Officer

POWER OF ATTORNEY

The person whose signature appears below hereby constitutes and appoints Austen Gilfillian, Teresa L. Dick and Matt Zmigrosky, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the U.S. Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement for the co-registrant New Cobra Pubco, Inc. has been signed by the following persons in the capacities indicated on the 9th day of July, 2025.

NAME	TITLE

/s/ Kaes Van’t Hof Kaes Van’t Hof	Chief Executive Officer (Principal executive, financial and accounting officer), Director

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